As Filed With the Securities and Exchange Commission on February 15, 2011
Registration No. __________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELPAD, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

5063
(Primary Standard Industrial Classification Code Number)

27-1892228
(I.R.S. Employer Identification Number)

201 Santa Monica Blvd, Suite 300, Santa Monica, CA 90401-2224; Telephone Number - (800) 742-9107
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald P. Hateley, Esq. 201 Santa Monica Blvd, Suite 300, Santa Monica, CA 90401-2224; Telephone: (310) 576-4758
(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practical after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, $0.001 par value per share	1,000,000 shares	$0.02	$20,000	$1.43

[1]	1,000,000 shares are being offered by a direct offering at the price of $0.02 per share.

[2]	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion ____, 2011

CELPAD, INC.

1,000,000 Shares of Common Stock
$0.02 per share
$20,000 Offering

Celpad, Inc. (the “Company” or “we,” “our”) is offering on a best-efforts basis a maximum of 1,000,000 shares of its common stock at a price of $0.02 per share. This is our initial offering of common stock and no public market exists for the securities we are offering. We are offering the shares on a “self-underwritten,” best-efforts all or none basis directly through our officer and director. The shares will be offered at a fixed price of $0.02 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares an investor is required to purchase. Gary L. Blum, our sole officer and director, intends to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid to our officer and director. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. Our intended methods of communication include, without limitations, telephone, and personal contact. For more information, see the section of this prospectus entitled “Plan of Distribution.”

The Proceeds from the sale of the shares in this offering will be payable to Hateley & Hampton, c/o Donald P. Hateley, Escrow Agent f/b/o Celpad, Inc. All subscription funds will be held in a noninterest bearing account pending completion of the offering. This offering is on a self-underwritten, best-efforts, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, then all monies will be returned to investors, without interest or deduction. All subscription agreements and checks for payment of shares are irrevocable. For more information, see the section of this prospectus entitled “Plan of Distribution.”

The officer and director of the issuer will not participate in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 1,000,000 shares of common stock registered in this registration statement is completed or (ii) 180 days from the date of this prospectus.  We will not extend the offering period beyond one hundred eighty (180) days from the effective date of this prospectus.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in us is an illiquid investment.

PLEASE READ THIS PROSPECTUS CAREFULLY.

BEFORE PURCHASING ANY OF THE SHARES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9.  YOU SHOULD BE PREPARED TO ACCEPT ANY AND ALL OF THE RISKS ASSOCIATED WITH PURCHASING THE SHARES, INCLUDING A LOSS OF ALL OF YOUR INVESTMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.02	$0.00	$0.02
Maximum	1,000,000	$0.02	$0.00	$20,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Prospectus is ________________, 2011

Table of Contents

PROSPECTUS SUMMARY	6
RISK FACTORS	9
USE OF PROCEEDS	19
THE OFFERING	20
DETERMINATION OF OFFERING PRICE	22
DILUTION	22
DIVIDEND POLICY	23
MARKET FOR SECURITIES	23
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	25
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	25
BUSINESS	28
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	35
DESCRIPTION OF CAPITAL STOCK	36
PLAN OF DISTRIBUTION	37
LEGAL MATTERS	41
EXPERTS	41
WHERE YOU CAN FIND MORE INFORMATION	42
INDEX TO FINANCIAL STATEMENTS	F-1

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the following summary together with the more detailed information in this prospectus and review our financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to Celpad, Inc.

ABOUT CELPAD, INC.

We were incorporated in the State of Delaware as a for-profit company on February 9, 2010 originally under the name Idol Capital, Inc. and established a fiscal year end of December 31.  On August 30, 2010, our incorporator amended our Certificate of Incorporation and changed our name to Celpad, Inc. Our principal office is located in Santa Monica, California.  We were formed to design and sell battery charging devices for cell phones and other electronic devices that allow the devices to be charged wirelessly. We also design and sell wireless receivers to be used in charging devices on the products as well as related accessories such as cases. Our product are manufactured in China and sold through independent, third party distributors as well as online through our website.

We issued 100,000 shares of our common stock to Gary L. Blum on August 30, 2010 in exchange for organizational services incurred since our incorporation and issued 500,000 to Donald P. Hateley in exchange for services rendered in our formation and organization. These services were valued at $100 and $500, respectively. Following the amendment to our Certificate of Incorporation, we issued 4,400,000 shares to various vendors in exchange for the reduction in accounts payables owed to them. On September 3, 2010, we issued 893,023 common shares valued at $0.01075 per share or $9,600 to a corporation for payments made on our behalf by a third party vendor. On September 15, 2010, we issued 2,790,698 common shares valued at $0.01075 per share or $30,000 to a corporation for payments made on our behalf to a third party vendor. On September 15, 2010, we issued 716,279 common shares valued at $0.01075 per share or $7,700 to a corporation for services rendered by the corporation related to our website and product design.

Our business office is located at 201 Santa Monica Blvd. and our telephone number is (800) 742-9107, fax (310) 593-4095. Our United States and registered statutory office is located at 874 Walker Road, Suite C, Dover, DE 19904, and its telephone number is (877) 734-8300. Our URL address is www.celpad.com. Our administrative offices are provided rent-free by one of our shareholders.

We are a development stage company that has not significantly commenced its planned principal operations and have limited financial resources. We have not established or attempted to establish a source of equity or debt financing. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company has not generated profits to date and lacks the liquidity, which raises substantial doubt as to its ability to continue as a going concern.” Our operations to date have been devoted primarily to start-up and development activities, which include:

1.	Formation of the Company;
2.	Development of our business plan;
3.	Development of various product designs and review of the use of different materials for manufacturing our proposed Products;
4.	Research on marketing channels/strategies including online sales, retail kiosks and independent, commissioned distributors;
5.	Secured our website domain www.celpad.com and developed our online website; and
6.	Research on wireless battery chargers and related accessories.

We are attempting to become operational and anticipate sales to begin during the first quarter of 2011 after we showcased our products at the Consumer Electronics Show in Las Vegas, NV from January 6, 2011 through January 9, 2011. We anticipate that our principal source of revenue will be the sale of the following products:

●	Wireless Charging Travel Pad that will retail for $49.95;
●	Wireless Charging Pad Stand that will retail for $99.95 and charge 3 cell phones standing up;
●	Wireless Charging Pad that will retail for 89.95 and contain 3 wireless charging stations with a universal charger receiver that will allow the cell phones to lie flat on the pad;
●
Universal Charger Receiver with 10 tips that will work with a wide variety of portable electronic devices including, but not limited to, cell phones, music players, media players, Bluetooth headsets, tablet computers, e-readers, cameras, GPS devices, portable games and other electronic devices that will retail for $39.95;

●	iPhone® 3G and 4G wireless case with receiver in a variety of colors including, white, silver, red, pink, gray, blue, and black that will retail for $29.95; and
●	a variety of USB tips from third party manufacturers including Sony, Samsung, Nokia, LG, Sony Ericsson, Nintendo, and Apple that will retail for $4.99.

As of November 30, 2010, we have raised $43,000 through the conversion of accounts payables to our common stock. There is currently $2,400 of cash on hand in the corporate bank account. We currently have liabilities of $25,508. In addition, we anticipate incurring costs associated with this offering totaling approximately $6,800. As of the date of this prospectus, we have generated minimal revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements we are filing with this prospectus.

We currently have one officer and director. This individual allocates time and personal resources to us on a part-time basis and devotes approximately 10 hours per week to us.

As of the date of this Prospectus, we have 5,000,000 shares of $0.001 per value common stock issued and outstanding.

THE OFFERING

We are offering for sale a total of 1,000,000 shares of common stock at a fixed price of $0.02 per share. We must sell 1,000,000 shares at $0.02 per share for the offering to close. The offering is being conducted on a self-underwritten, best efforts basis, which means our president and chief executive officer, Mr. Blum, will attempt to sell the shares. This prospectus will permit our president and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Blum will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the "Exchange Act"). The intended methods of communication include, without limitations, telephone and personal contact.

The proceeds from the sale of the shares in this offering will be payable to Hateley & Hampton, c/o Donald P. Hateley, Esq., - Escrow Account. Our escrow agent, Donald P. Hateley, acts as legal counsel for us and, therefore, may not be considered an independent third party. All subscription agreements and checks are irrevocable and should be delivered to Hateley & Hampton at the address provided on the Subscription Agreement.

All subscription funds will be held in a noninterest-bearing account pending the completion of the offering. The offering will be completed 180 days from the effective date of this prospectus and will not be extended by our director. There is no minimum number of shares that must be sold to any investor but we must sell all 1,000,000 shares being offered to close the offering. All subscription agreements and checks for payment of shares are irrevocable.

We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 90 days of the close of the offering or as soon thereafter as practicable.

The following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities being Offered:
1,000,000 shares of common stock, $0.001 per value. There is no minimum number of shares that must be sold by us to any one investor although we must sell all 1,000,000 shares being offered to close the offering.

Offering Price per Share:	$0.02
Offering Period:
The offering will conclude when all 1,000,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. Our director will not extend the offering beyond the 180 days.

Escrow Account:
The proceeds from the sale of the shares in this offering will be payable to “Hateley & Hampton, c/o Donald P. Hateley, Escrow Agent f/b/o Celpad, Inc.” and will be deposited in a non-interest/minimal interest bearing bank account until all offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to Hateley & Hampton. Failure to do so will result in checks being returned to the investor, who submitted the check. Our trust agent, Donald P. Hateley, Esq., acts as legal counsel for us and is therefore not an independent third party.

Risk Factors
The purchase of our common stock involves a high degree of risk. The common shares we offer in this prospectus are for investment purposes only and currently no market for our common stock exists. Please refer to the section entitled “Risk Factors” and “Dilution” before making an investment in our stock.

Trading Market:
None. We will seek a market maker to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”); however, such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Even if our common stock is quoted or granted listing, a market for the common shares may not develop.

Net Proceeds to Us:	$13,200 in the event all 1,000,000 shares are sold.
Use of Proceeds	We intend to use the proceeds to expand our business operations.
Number of Shares Outstanding Before the Offering:	5,000,000 common shares
Number of Shares Outstanding After the Offering:	6,000,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to our assets, book value, historical earnings, or net worth.

We will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office supplies, product development, wages/contractors, sales and marketing, and general working capital.

SUMMARY OF FINANCIAL INFORMATION

The following table sets forth summary financial information derived from our financial statements for the periods stated. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes thereto and other financial information included elsewhere in this prospectus.

Balance Sheet Data:	As of November 30, 2010
Current assets	$54,800
Total assets	$54,900

Current liabilities	$25,508
Total liabilities	$25,508
Shareholders’ equity	$29,092

Operating Data:	February 9, 2010 (Inception) through November 30, 2010
Revenues	$-
Operating expenses	$18,808
Net loss	$(18,808)
Net loss per share per common share – basic and diluted	$(0.006)
Weighted average number of shares outstanding – basic and diluted	3,240,000

As shown in the financial statements accompanying this prospectus, we have had no revenues to date and have incurred only losses since our inception. We had no operations and our accountants have issued us a "going concern" opinion, based upon our reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

We are subject to those financial risks generally associated with development stage companies. Since we have sustained losses since inception, we will require financing to fund our development activities and to support our operations. However, we may be unable to obtain such financing. We are also subject to risk factors specific to our business strategy and the electronics industry. Rapid changes in industry standards for electronic products and battery charging devices may require us to introduce new products before we can attain profitable operations. We may be unable to introduce new products on a timely basis. Moreover, there is no guarantee that any such products will allow us to achieve profitable operations in the future.

We consider the following to be the material risks to an investor regarding this offering. We should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature.   In addition to the other information regarding our Company contained in this prospectus, you should consider many important factors in determining whether to purchase shares.   Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY AND INDUSTRY

Since we are a development stage company, have generated minimal revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

Our Company was incorporated in February 2010; we have just commenced our business operations; and we have realized insignificant revenues.  We have no operating history upon which an evaluation of our future prospects can be made.  Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the wireless battery charging and accessory industry.  Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to design, manufacture and produce quality products that will earn revenue.  Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business.  Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future.  Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

Key management personnel may leave us, which could adversely affect our ability to continue operations.

We are entirely dependent on the efforts of Gary L. Blum, our sole officer and director. The loss of our officer and director, or of other key personnel hired in the future, could have a material adverse effect on the business and its prospects. We believe that we have made all commercially reasonable efforts to minimize the risks attendant with the departure by key personnel and we plan to continue these efforts in the future. However, there is no guarantee that replacement personnel, if any, will help us to operate profitably. We do not maintain key person life insurance on our sole officer and director.

We may be unable to adequately protect our intellectual property from infringement by third parties.

Our business plan is significantly dependent upon exploiting our products and any intellectual property that we may develop in the future. There can be no assurance that we will be able to control all of the rights for all of our property or that some of the rights may not revert to their original owners. We may not have the resources necessary to assert infringement claims against third parties who may infringe upon our intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel. We cannot assure you that we can adequately protect any intellectual property or successfully prosecute potential infringement of our intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours, or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

Our products might be less successful economically than we anticipate.

We cannot predict the economic success of any of our products because the revenue derived from the distribution of these products depends primarily upon its acceptance by the public, which cannot be accurately predicted. The economic success of the products also depends upon the public’s acceptance of competing products, critical reviews, the availability of alternative forms of charging electronic devices, and unauthorized copying of our products, general economic conditions, weather conditions and other tangible and intangible factors, none of which can be predicted with certainty. We expect to release a limited number of products during our first year. The commercial failure of just one of those products could have a material adverse effect on our results of operations in both the year of release and in the future.

Our products might be more expensive to make than we anticipate.

We expect that future financing that we may obtain will provide the capital required to produce our products. Expenses associated with producing the products could increase beyond projected costs because of a range of factors such as an escalation in compensation rates of manufacturing personnel working on the products or in the number of personnel required to work on products, or because of design or manufacturing problems or difficulties with technology and equipment. In addition, unexpected circumstances sometimes cause production to exceed budget.

Competition in the electronics industry is strong.  If we cannot successfully compete, our business may be adversely affected.

The production of electronic products has always had a strong lure for people interested in overseas manufacturing.  We will compete against a large number of well-established product manufacturers with greater product and name recognition and with substantially greater financial and marketing capabilities than ours, as well as against a large number of small specialty producers.  Our competitors include, by way of example, Powermat, Duracell, WiPower, Energizer, Pure Energy Solutions and Case-Mate as well as other well-known and respected companies. There can be no assurance that we can compete successfully in this complex and changing market.  If we cannot, our business will be adversely affected.

If we are unable to obtain additional funding our business operation will be harmed, and if we do obtain additional funding, our then existing shareholders may suffer substantial dilution.

There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any indebtedness, or that we will not default on our debt obligations, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs, or to otherwise provide the capital necessary to conduct our business. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

We may have difficulty managing our potential growth.

We could experience a period of significant expansion and we anticipate that further expansion will be required to address potential growth in our customer base and market opportunities.  Any expansion is expected to place a significant strain on our management, operational and financial resources. At the present time, we expect it will be required to increase our number of employees during our current fiscal year.  To manage the expected growth of our operations and personnel, we will be required to improve existing and implement new transaction processing, operational and financial systems, procedures and controls, and to expand, train and manage our growing employee base.  We also will be required to add finance, administrative and operations staff.  Further, we may be required to enter into relationships with various strategic partners necessary to our business.  There can be no assurance that our current and planned personnel systems, procedures and controls will be adequate to support our future operations, that management will be able to hire, train, retain, motivate and manage required personnel or that our management will be able to identify, manage and exploit existing and potential strategic relationships and market opportunities.  Our failure to manage growth effectively could have a material adverse effect on our business, results of operations and financial condition.

Pursuing and completing potential acquisitions could divert management attention and financial resources, and may not produce the desired business results.

If appropriate opportunities present themselves, we intend to acquire businesses, technologies, services or products that we believe are strategic.  There can be no assurance that we will be able to identify, negotiate or finance future acquisitions successfully, or to integrate such acquisitions with our current business. The process of integrating an acquired business, technology, service or product may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. Moreover, there can be no assurance that the anticipated benefits of any acquisition will be realized.

Further, acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect our business, results of operations and financial condition. Any such future acquisitions of other businesses, technologies, services or products might require us to obtain additional equity or debt financing, which might not be available on terms favorable to us, or at all, and such financing, if available, might be dilutive.

Regulatory and legal uncertainties could harm our business.

Federal and state governments may regulate the products that we sell. Our ability to cost effectively provide our products could be affected by such regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise have a material adverse effect on our business, results of operations and financial condition.

There are significant potential conflicts of interest

Our sole officer and director is required to commit time to our affairs and, accordingly, he may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, our president may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which he is affiliated. As such, there may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officer and director has agreed that any opportunities that he is aware of independently or directly through his association with us (as opposed to disclosure to him of such business opportunities by management or consultants associated with other entities) would be presented by him solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Because we have nominal assets and no significant revenue, we may be considered a "shell company" and will be subject to more stringent reporting requirements.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our balance sheet reflects that we have $100 cash and $48,000 in inventory and, therefore, we may be defined as a shell company. The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the new rules do not prevent us from registering securities pursuant to S-1 registration statements. Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken (of which we have no current intention of doing), we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company. The SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult.

We intend to become subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

●
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of management and/or our directors; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of this compliance could be significant. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business that would result in our being unable to continue as a going concern.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president.

We have only one director. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, since we only have one director, he has significant control over all corporate issues.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

RISKS ASSOCIATED WITH THIS OFFERING

The offering price of our common stock has been determined arbitrarily.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten on a best-efforts, all or none basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our Mr. Blum, our sole officer and director, who will receive no commissions.  He will offer the shares to friends, acquaintances and relatives; however, there is no guarantee that he will be able to sell any of the shares or all of the shares, which he must do for us to close the offering. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We have not entered into any agreement with a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement. There can be no assurance that we will subsequently identify an market maker and, to the extent that we identify one, enter into an agreement with it to file an application with FINRA or that the market maker’s application will be accepted by FINRA. We cannot estimate the time period that the application will require for FINRA to approve it. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)	any market for our shares will develop;

(ii)	the prices at which our common stock will trade; or

(iii)
the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of HP and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions. See “Plan of Distribution” and “Risk Factors.”

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market, which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market would develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

You will bear a substantial risk of loss due to immediate and substantial dilution of the price you pay for your shares.

Our existing shareholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this Offering.  Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.02 you pay for them.  Upon completion of the Offering, the net tangible book value of your shares will be $0.01 per share, $0.01 per share less than what you paid for them. Therefore, investors in this offering will bear a substantial portion of the risk of loss. Additional sales of our common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

We have no committed source of financing. Wherever possible, sole director will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our sole director has authority, without action or vote of the shareholders, to issue all or part of the authorized (50,000,000 shares) but unissued (44,000,000 shares) assuming the sale of 1,000,000 shares in this offering. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders may further dilute common stock book value, and that dilution may be material.

Purchasers in this offering will have limited control over decision making because One Venture Capital, Inc., a shareholder, controls the majority of our issued and outstanding common stock.

Presently One Venture Capital, Inc., one of our shareholders beneficially owns 55% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors. One Venture Capital, Inc. would retain 46.51% ownership in our common stock assuming offering is completed. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions, which require stockholder approval. In addition, certain provisions of Delaware law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. For example, Delaware law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of us.

Our sole director has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of us.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation at Article IX provide for indemnification as follows: “Each director, stockholder and officer, in consideration for his services, shall, in the absence of fraud, be indemnified, whether then in office or not, for the reasonable cost and expenses incurred by him in connection with the defense of, or for advice concerning any claim asserted or proceeding brought against him by reason of his being or having been a director, stockholder or officer of the corporation or of any subsidiary of the corporation, whether or not wholly owned, to the maximum extent permitted by law. The foregoing right of indemnification shall be inclusive of any other rights to which any director, stockholder or officer may be entitled as a matter of law.”

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

All of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (5,000,000 shares) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our sole director will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our sole director is not an independent director, we do not currently have independent audit or compensation committees. As a result, this sole director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $6,800 cost of this registration statement to be paid from our shareholders. We plan to contact a market maker immediately following the effectiveness of this registration statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

We will apply the proceeds from the offering to pay for accounting fees, legal and professional fees associated with the offering as well as for working capital for our business. The total estimated costs of the offering are estimated to be $6,800. We will pay all costs relating to this offering and this amount will accrue on our books and records until we are able to pay the full amount whether from revenues or loans from related or unrelated third parties or shareholders.

Selling all of the shares in the offering will result in $20,000 gross proceeds to us. We expect to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering:

We intend to use the proceeds from this offering as follows:

Application of Proceeds	Amount	% of Total
Total Offering Proceeds	$20,000	100.00

Offering Expenses
Legal & Professional Fees	2,500	12.50
Accounting Fees	3,500	17.50
SEC Filing fee	1	-
FINRA filing fee	100	-
Miscellaneous	199	1.00
Blue-sky Fees	500	2.50
Total Offering Expenses	$6,800	34.00

Use of Net Proceeds
Inventory	$5,000	25.00
Sales & Marketing	2,000	10.00
Working Capital	6,200	31.00
Total Use of Net Proceeds	$13,200	66.00

Total Use of Proceeds	$20,000	100.00

Notes:

1)  The category of Working Capital may include, but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses.

2)  The category of Sales & Marketing includes Online Marketing via the Internet.

THE OFFERING

We are offering on a best-efforts, all or none basis 1,000,000 shares of our common stock at a price of $0.02 per share. This is our initial offering of Common Stock and no public market exists for the securities being offered. We are offering the shares on a “self-underwritten,” best-efforts, all or none basis directly through our officer and director. The shares will be offered at a fixed price of $.02 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares any individual subscriber is required to purchase. This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction. Gary L. Blum, our sole officer and director, intends to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid to our officer and director. The intended methods of communication include, without limitations, telephone, and personal contact. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein. The officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

In connection with our selling efforts in the offering, Mr. Blum will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Blum is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Blum will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Blum is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Blum will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Blum will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The proceeds from the sale of the shares in this offering will be payable to Hateley & Hampton, c/o Donald P. Hateley, Escrow Account. Our escrow agent acts as legal counsel for us and, therefore, may not be considered an independent third party. All subscription agreements and checks are irrevocable and should be delivered to Hateley & Hampton at the address provided on the Subscription Agreement.

We will receive all proceeds from the sale of the 1,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering.

All subscription funds will be held in a noninterest-bearing account pending the completion of the offering. The offering will be completed 180 days from the effective date of this prospectus (or such earlier date when all 1,000,000 shares are sold). All subscription agreements and checks for payment of shares are irrevocable.

We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 90 days of the close of the offering or as soon thereafter as practicable.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will immediately return all monies from rejected subscriptions to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The offering shall terminate on the earlier of (i) the date when the sale of all 1,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. We will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only, and currently no market for our common stock exists. While a market maker has agreed to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTCBB, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Please refer to the sections of this prospectus entitled "Risk Factors" and "Dilution" before making an investment in this stock.

Deposit of Offering Proceeds

The proceeds from the sale of the shares in this offering will be payable to Hateley & Hampton, c/o Donald P. Hateley, Escrow Agent f/b/o Celpad, Inc. (“Trust Agent”) and will be deposited in a non-interest/minimal interest bearing bank account until the full amount of offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to Hateley & Hampton, 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending and no funds shall be released to us until such a time as the entire offering is sold. If the entire offering is not sold and proceeds received within one hundred and eighty (180) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.

Procedures and Requirements for Subscription

Prior to the effectiveness of the registration statement, the issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(a)) and sending it together with payment in full to Hateley & Hampton, 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401. All payments are required in the form of United States currency either by personal check, bank draft, or by cashier’s check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. We reserve the right to either accept or reject any subscription within 30 days of its receipt. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, we have arbitrarily determined the offering price and other terms and conditions relative to our shares and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, we have not consulted any investment banker, appraiser, or other independent third party concerning the offering price for the shares or the fairness of the offering price used for the shares.

We have fixed the price of the current offering at $0.02 per share. This price is significantly greater than the price paid by our officer and director and legal advisor for common equity since our inception on February 9, 2010. Our officer and director and legal advisor received shares valued at $0.001 per share, a difference of $0.019 per share lower than the share price in this offering, for services rendered.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. This is due in part because of the common stock issued to One Venture Capital, Inc. and other vendors at a price of $0.012 per share and our office and director and legal advisor at $0.001 per share versus the current offering price of $0.02 per share. Please refer to the section titled “Certain Transactions,” herein, for more information. Our net book value on November 30, 2010 was $29,192. Assuming all 1,000,000 shares offered are sold, and in effect we receive the maximum proceeds of this offering from shareholders, our net book value will be approximately $0.01 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.01 per share while our present stockholders will receive an increase of $0.013 per share in the net tangible book value of the shares they hold. This will result in a 50.00% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individual who purchased or received our previously:

Offering
Net Tangible Book Value Per Share Before the Offering	$0.007

Net Tangible Book Value Per Share After the Offering	$0.010

Net Increase to Original Shareholders	$0.003

Decrease in Investment to New Shareholders	$0.010

Dilution to New Shareholders (%)	50.00%

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. We will seek identify a market maker to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether we will identify a market marker that will be willing to file an application and, if we identify one and it agrees to file an application, whether such market maker’s application will be accepted by FINRA. We cannot estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

We do not have any common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. Also, all current shares of our outstanding common stock are held by One Venture Capital, Inc. (2,790,698 shares), John Doe Investments, Inc. (893,023 shares), Yellow Dot Marketing, Inc. (716,279 shares), Donald P. Hateley (500,000 shares) and Gary L. Blum, our officer and director (100,000 shares). In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

●	1% of the total number of our common shares then outstanding; or

●
The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1.	the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2.	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3.
the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4.	at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by our two stockholders may not be resold in reliance on Rule 144 until: (1) we file a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC when we cease to be a “shell company;” (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the Form 8-K with the SEC reflecting our status as an entity that is not a shell company.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

●
If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

●
If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to:

●	the likelihood of a market for our common shares developing,

●	the liquidity of any such market,

●	the ability of the shareholders to sell the shares, or

●	the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” contains forward-looking statements about our business, financial condition, and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the products that we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this Registration Statement on Form S-1.

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the period from February 9, 2010 (inception) to November 30, 2010, together with notes thereto, which are included in this Registration Statement on Form S-1.

For the period from February 9, 2010 (inception) to November 30, 2010

Results of Operations

Revenues. We had no revenues for the period from February 9, 2010 (inception) to November 30, 2010. We hope to generate revenues as we continue operations and implement our business plan.

Operating Expenses. For the period from February 9, 2010 (inception) to November 30, 2010, our total operating expenses were $18,808. Our operating expenses were comprised of advertising and promotion expenses of $15,100, legal and professional expenses of $108 and general and stock based compensation of $600.

Net Loss.  For the period from February 9, 2010 (inception) to November 30, 2010, our net loss was $18,808.

Liquidity and Capital Resources. On August 30, 2010, we issued 100,000 shares of common stock to our officer and director and 500,000 shares of common stock to our legal counsel in exchange for services valued at $100 and $500, respectively, or $0.001 per share. On September 3, 2010, the Company issued 893,023 common shares valued at $0.01075 per share or $9,600 to a corporation for payments made on behalf of the Company to a third party vendor. On September 15, 2010, the Company issued 2,790,698 common shares valued at $0.01075 per share or $30,000 to a corporation for payments made on behalf of the Company to a third party vendor. On September 15, 2010, the Company issued 716,279 common shares valued at $0.01075 per share or $7,700 to a corporation for services rendered by the corporation related to the Company’s website and product design. We used those proceeds to pay for operating expenses and initial inventory.

As of November 30, 2010, we had liabilities of $25,708, all of which were represented by accounts payable to the manufacturer of our products. We had no other long-term liabilities, commitments or contingencies.

During 2011, we expect to incur accounting costs associated with the audit of our financial statements. We expect that the legal and accounting costs of becoming a public company will continue to impact our liquidity and we may need to obtain funds to pay those expenses. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of becoming a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

Our Plan of Operation for the Next Twelve Months.  To effectuate our business plan during the next twelve months, we must raise at least $20,000 in this offering and begin to market and promote our services. With the proceeds from this offering, we intend to purchase additional inventory and begin marketing our products to potential retailers. We are developing sales and marketing materials including brochures describing the products that we provide so that we can provide a professional appearance to potential customers.

During the next three to six months, our primary objective is to complete the offering and begin to obtain customers so that we generate revenues to support our operations. During the next six to twelve months, we hope to expand our operations and sell our inventory. We believe that the size of our operations may vary depending on the amount of funds raised in this offering. If we are able to sell all of the shares in this offering, we believe that the size of our operations will increase because we will be able to increase our marketing activities. If we do not raise any funds in this offering, we may not have adequate funds to market our services. We need to raise at least $20,000 to pay for the costs of this offering and fund our proposed business activities. We believe that we will need to raise additional monies to fully implement our business plans. However, we may need to spend more funds on marketing and promotion than we have initially estimated. Our failure to market and promote our services will hinder our ability to increase the size of our operations and generate additional revenues.

We have cash and cash equivalents of $100 as of November 30, 2010. In the opinion of management, available funds will not satisfy our working capital requirements to operate at our current level of activity for the next twelve months.  Those funds do not include any funds raised in this offering. We will not be able to implement our business plan in the manner we envision unless we raise funds from this offering.  Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. In order to expand our operations, we do not currently anticipate that we will need to raise additional capital in addition to the funds raised in this offering.  If we do not raise at least $20,000 from this offering, then we may not be able to pay for the expenses of this offering, fund our operations, purchase additional inventory, conduct marketing activities and expand our operations.  This offering is a best efforts offering for $20,000. We will not have access to these funds until we have received $20,000.

We are not currently conducting any research and development activities. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment. Our management believes that we do not require the services of independent contractors to operate at our current level of activity. However, if our level of operations increases beyond the level that our current staff can provide, then we may need to supplement our staff in this manner.

Recently Issued Accounting Pronouncements

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 Subsequent Events.  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the our financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC.  ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on the our financial statements, but did eliminate all references to pre-codification standards.

We have implemented all new accounting pronouncements that are in effect and that may impact our financial statements and do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business (or businesses like ours) although having just commenced operations it is too early to tell.

Off-Balance Sheet Arrangements.  We have no off-balance sheet arrangements.

BUSINESS

We were incorporated under the laws of the State of Delaware on February 9, 2010 with fiscal year end in December 31. We are a development stage, independent electronics manufacturing company, in the business of designing, manufacturing, producing, marketing, and distributing battery charging devices designed to charge electronic devices. Since beginning operations in 2010, we have not manufactured or sold any products.

We were incorporated in the State of Delaware on February 9, 2010, under the name Idol Capital, Inc. On August 30, 2010, our incorporator filed a Certificate of Amendment to the Certificate of Incorporation and changed our name to Celpad, Inc. We are a development stage, independent electronics wholesaler and retailer, in the business of designing, manufacturing, producing, marketing, and distributing wireless battery charging devices designed to charge electronic devices. Since inception, we have accumulated losses in the amount of ($18,820) as of November 30, 2010. We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

We have yet to commence planned operations to any significant measure. As of the date of this registration statement, we have had only limited start-up operations and have generated minimal revenues beginning in January 2011. We will not be profitable until we derive sufficient revenues and cash flows from the sale of our wireless battery charging pads. We believe that, if we obtain the proceeds from this offering, we will be able to implement the business plan and conduct business pursuant to the business plan for the next twelve months. Our one officer and director, Gary L. Blum, is our only employee. Mr. Blum will devote at least ten hours per week to us but may increase the number of hours as necessary.

On August 30, 2010, we issued 100,000 shares of our common stock to Gary L. Blum in exchange for organizational services incurred since our incorporation valued at $100, or $0.001 per share and 500,000 to Donald P. Hateley in exchange for services rendered in our formation and organization valued at $500, or $0.001 per share. Following the amendment to our certificate of incorporation, we issued 4,400,000 shares to various vendors in exchange for the reduction in accounts payables owed to them as follows: (1) on September 3, 2010, we issued 893,023 common shares valued at $0.01075 per share or $9,600 to a corporation for payments made on our behalf by a third party vendor; (2) on September 15, 2010, we issued 2,790,698 common shares valued at $0.01075 per share or $30,000 to a corporation for payments made on our behalf to a third party vendor; and (3) on September 15, 2010, we issued 716,279 common shares valued at $0.01075 per share or $7,700 to a corporation for services rendered by the corporation related to our website and product design.

We are a development stage company that has not significantly commenced its planned principal operations and have limited financial resources. We have not established or attempted to establish a source of equity or debt financing. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company has not generated profits to date and lacks the liquidity, which raises substantial doubt as to its ability to continue as a going concern.”

Our administrative office is located at 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401.

Our fiscal year end is December 31.

Principal Products

Our product line consists of the following:

•	Wireless Charging Travel Pad that will retail for $49.95;
•	Wireless Charging Pad Stand that will retail for $99.95 and charge 3 cell phones standing up;
•	Wireless Charging Pad that will retail for 89.95 and contain 3 wireless charging stations with a universal charger receiver that will allow the cell phones to lie flat on the pad;
•
Universal Charger Receiver with 10 tips that will work with a wide variety of portable electronic devices including, but not limited to, cell phones, music players, media players, Bluetooth headsets, tablet computers, e-readers, cameras, GPS devices, portable games and other electronic devices that will retail for $39.95;

•	iPhone® 3G and 4G wireless case with receiver in a variety of colors including, white, silver, red, pink, gray, blue, and black that will retail for $29.95; and
•	a variety of USB tips from third party manufacturers including Sony, Samsung, Nokia, LG, Sony Ericsson, Nintendo, and Apple that will retail for $4.99.

The original thought behind the design and concept of our wireless charging pads was to target the cellphone and mobile accessory sector with a product that could charge multiple devices in one place without cords. As we have nurtured the original design, so has the marketing potential and crossover to the non-mobile users. The current design incorporates the use of a flat or inclined charging pad that can charge up to 3 devices wirelessly at once. While charging, the pad highlights the device with a blue light that turns off when the device is fully charged.

Our immediate goals include the development of a full line of these innovative charging pads. Using creative marketing strategies, sales can potentially reach local and foreign markets on an greater scale. We have the potential to achieve all marketing expectations.

We will use clearly defined goals, both short and long term, as part of the daily decision making process within our organization. It is with these defined goals in mind that allows us to feel confident with the many decisions required to maintain progressive working concepts. Within the next 12 months we plan to have all current design projects prototyped, and manufacturing requirements completed for wholesale and direct markets.

Long term, we have adopted a basic outline by which future goals will be established. As profitability is achieved with existing products, new areas of design and production will be added. These new areas translate into the introduction of charging accessories and the transition into other areas. As a part of our progressive attitude, evidenced by our designs, we will always be striving to stay ahead in this increasingly competitive market using new and innovative designs. Our intentions are to portray ourselves as an innovative leader in the wireless battery-charging sector.

We have a current relationship with one of our suppliers in that we have ordered our initial inventory from it. We can also outsource our products to small facilities.

We plan on continuing to develop the initial line of charging pads, which would include the location of warehousing distribution and manufacturing along with marketing activities as described.

Distribution Of Our Products And Services

We intend to initial distribute our products through independent kiosk operators, wholesale distributors and through online sales from our website.

Status Of Any Publicity Announced New Products And Services

We currently have no new publicly announced products or services.

Our Website

Our website is located at www.celpad.com and provides a description of our products and services along with our contact information including our address, telephone number and e-mail address. Our website also provides prospective customers with relevant information about our pricing and ordering procedure and frequently asked questions.

Competition

The battery charging industry is highly competitive. We compete with a variety of companies, many of which have greater financial and other resources than us, or are subsidiaries or divisions of larger organizations. In particular, the industry is characterized by a small number of large, dominant organizations that perform this service, such as Duracell and Powermat, and many companies have greater financial and other resources than us. We are subject to competition from companies releasing products later this year such as WiPower and Case-Mate.

The major competitive factors in our business are the timeliness and quality of customer service, the quality of finished products and price. Our ability to compete effectively in providing customer service and quality finished products depends primarily on our manufacturers’ standards and the level of training of our future staff, the utilization of computer software and equipment and the ability to deliver our Products. We believe we will compete effectively in all of these areas.

Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we do and they may compete more effectively than we can. If our competitors offer battery charging devices at lower prices than we do, we may have to lower the prices we charge, which will adversely affect our results of operations. Furthermore, many of our competitors are able to obtain more experienced employees than we can.

Dependence On Customers

The manufacturing markets for electronic components are diverse so we will never be dependent on one source for our products or one customer.

Trademarks And Patents

We do not have any registered trademarks or patents; however, if applicable we may file for trademark or patent protection.

Need For Any Government Approval Of Principal Products Or Services:

We are also subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. We believe that we are in conformity with all applicable laws in Delaware and California and the United States.

Research And Development

We have spent a minimal amount of money on research and development activities.

Employees

At the present time, we do not have any employees other than our officer and director who devotes his time as needed to our business.

Legal Proceedings

We are not involved in any legal proceedings nor are we aware of any pending or threatened litigation against us. None of our officers or director is a party to any legal proceeding or litigation. None of our officers or director has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

Property

We hold no real property. We do not presently own any interests in real estate. Our executive, administrative and operating offices are located at 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401. Commencing December 1, 2010, Donald P. Hateley, our legal counsel, provides approximately 200 square feet of office space at no charge. Our financial statements will reflect the fair market value of that space which is approximately $400.00 per month. We do not have a written lease or sublease agreement with Mr. Hateley. Mr. Hateley does not expect to be paid or reimbursed for providing office facilities. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our director serves until his successor is elected and qualified. Our director elects our officers to a term of one (1) year and they serve until their successors are duly elected and qualified, or until they are removed from office. The board of directors has no nominating or compensation committees.

The name, address, age, and position of our present officers and directors is set forth below:

Name	Age	Title(s)

Gary L. Blum	70	Chairman, Chief Executive Officer, President, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Secretary

The person named above has held his offices/positions since August 30, 2010 and we expect him to hold his offices/positions at least until the next annual meeting of our shareholders.

Mr. Gary L. Blum, Chairman, Chief Executive Officer, President, Chief Financial Officer and Secretary

Gary L. Blum is our Chairman, Chief Executive Officer, President, Chief Financial Officer and Secretary and has served in that capacity since August 30, 2010. Mr. Blum is also a practicing attorney with the Law Offices of Gary L. Blum where his focus is advising a wide variety of closely held private companies as well as public companies in the area of business, corporate, securities and entertainment law. Mr. Blum’s practice areas include: private and public offerings, mergers and acquisitions, SEC and FINRA compliance, stock option and other compensation plans, general corporate and securities law, entertainment and real estate. Mr. Blum has substantial experience in sophisticated business planning and advising clients in connection with the purchase and sale of businesses and has served as a director for many private and publicly traded companies. Mr. Blum’s particular focus and expertise is advising over-the-counter bulletin board and pink sheet companies with all legal considerations. He also has extensive experience in the field of entertainment, having been counsel for the production and financing of over fifty motion pictures. Prior to becoming an attorney, Mr. Blum was a tenured professor of philosophy at the University of Nebraska, Omaha. Mr. Blum received his B.S., Magna Cum Laude, in Mathematics from Loras College in 1962; M.A. in Philosophy from the University of Notre Dame in 1966 and his J.D. and M.B.A. degrees from the University of Southern California Gould School of Law and Marshall School of Business, respectively, in 1978. He has been a member of the California State Bar since 1979.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer and director in that he may have other business interests in the future to which he devotes his attention, and he may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through his exercise of such judgment as is consistent with each officer’s understanding of his fiduciary duties to us.

Currently we have only one officer and one director and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Code of Business Conduct and Ethics

In August 2010, we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

•	honest and ethical conduct,

•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•	compliance with applicable laws, rules and regulations,

•	the prompt reporting violation of the code, and

•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our Registration Statement of which this prospectus is a part.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our sole director’s term of office expires on August 30, 2011. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

Involvement in Certain Legal Proceedings

During the past five years, no present director, executive officer or person nominated to become a director or an executive officer of us:

(1) had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

i. acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. engaging in any type of business practice; or

iii. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

(4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

(5) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

We will reimburse all directors for any expenses incurred in attending directors’ meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors liability insurance at such time when we have the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period from February 9, 2010 (inception) to November 30, 2010, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
1 Gary L. Blum CEO, CFO and Director	2010	-	-	-	-	-	-	100	100

We have no formal employment arrangement with Mr. Blum at this time. Mr. Blum’s compensation has not been fixed or based on any percentage calculations. He will make all decisions determining the amount and timing of his compensation and, for the immediate future, will receive the level of compensation each month that permits us to meet our obligations. Mr. Blum’s compensation amounts will be formalized if and when his annual compensation exceeds $50,000.

(1) Mr. Blum received 100,000 shares of our common stock for organizational services, which we valued at $100. We do not intend on issuing any additional shares to Mr. Blum for organizational services or for his activities as a director.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards during the period ended November 30, 2010. We have no activity with respect to these awards.

Options Exercised and Stock Vested Table

None of our named executive officers exercised any stock options, and no restricted stock units held by our named executive officers vested during the period ended November 30, 2010. We have no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End Table

None of our named executive officers had any outstanding stock or option awards as of November 30, 2010 that would be compensatory to the officer. We have not issued any awards to its named executive officers. Our directors may grant awards as they sees fit to our employees as well as key consultants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers and directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. As of November 30, 2010, we had 5,000,000 shares of common stock outstanding, which are held by five shareholders.

			Percent of Class
Title of Class	Name and Address of Beneficial Owner(1)	Amount of Beneficial Ownership	Before Offering	After Offering

Common	John Doe Investments, Inc. (1) 365 S. Citrus Avenue Los Angeles, CA 90036	893,023	17.86%	14.88%

Common	One Venture Capital, Inc. (2) (4) 9107 Wilshire Blvd., Suite 450 Beverly Hills, CA 90210	2,790,698	55.81%	46.51%

Common	Yellow Dot Marketing, Inc. 12486 West Atlantic Blvd. Coral Springs, FL 33071	716,279	14.33%	11.94%

Common	Gary L. Blum 201 Santa Monica Blvd., Suite 300 Santa Monica, CA 90401	100,000	2.00%	1.67%

Common	Donald P. Hateley 201 Santa Monica Blvd., Suite 300 Santa Monica, CA 90401	500,000	10.00%	8.33%

	All Officers and Directors as a Group (1 person)	100,000	2.00%	1.67%

(1)	Zipora Urieli has voting and/or dispositive power with respect to the shares owned by John Doe Investments, Inc.
(2)	Catherine Navas has voting and/or dispositive power with respect to the shares owned by One Venture Capital, Inc.
(3)	Diane Israel has voting and/or dispositive power with respect to the shares owned by Yellow Dot Marketing, Inc.
(4)
One Venture Capital, Inc. will continue to own the majority of our common stock after the Offering, regardless of the number of shares sold. Since it will continue to control us after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our sole promoter is Mr. Blum, our chief executive officer, president and chief financial officer.

Our office and mailing address is 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401. Mr. Hateley, our legal counsel, provides the space to us. Mr. Hateley incurs no incremental costs as a result of our using the space. Therefore, he does not charge us for its use. There is no written lease agreement.

In August 2010, we issued 100,000 shares of our common stock to Gary L. Blum, our sole officer and director. These shares were issued in exchange for services valued at $100, or $0.001 per share. In August 2010, we issued 500,000 shares of our common stock to Donald P. Hateley, our legal counsel. These shares were issued in exchange for services valued at $500, or $0.001 per share.

Beginning December 1, 2010, Donald P. Hateley, our legal counsel, currently provides approximately 200 square feet of office space to us at no charge. In the future, our financial statements will reflect, as occupancy costs, the fair market value of that space, which is approximately $400 per month.

On September 3, 2010, we issued 893,023 common shares valued at $0.01075 per share or $9,600 to a corporation for payments made on our behalf by a third party vendor. On September 15, 2010, we issued 2,790,698 common shares valued at $0.01075 per share or $30,000 to a corporation for payments made on our behalf to a third party vendor. On September 15, 2010, we issued 716,279 common shares valued at $0.01075 per share or $7,700 to a corporation for services rendered by the corporation related to our website and product design.

We believe that each report transaction and relationship is on terms that are at least as fair to us as would be expected if those transactions were negotiated with third parties.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

•	disclose such transactions in prospectuses where required;
•	disclose in any and all filings with the Securities and Exchange Commission, where required;
•	obtain disinterested directors’ consent; and
•	obtain shareholder consent where required.

DESCRIPTION OF CAPITAL STOCK

We were incorporated under the laws of the State of Delaware on February 9, 2010. We are authorized to issue 50,000,000 shares of common stock with a par value of $0.001 per share. We do not have any preferred stock authorized nor do we have any options or warrants issued or outstanding.

Common Stock

Our certificate of incorporation authorizes the issuance of 50,000,000 shares of common stock. There are 5,000,000 shares of our common stock issued and outstanding at February 7, 2011 that is held by five shareholders. The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

See also Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights. In companies with cumulative voting rights holders of more than 50% of the outstanding shares, voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

We refer you to the Bylaws and our Certificate of Incorporation and Certificate of Amendment of Certificate of Incorporation and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

Preemptive Rights

No holder of any shares of our stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Stock Transfer Agent

We have not presently secured an independent stock transfer agent. We have identified an agent to retain that will facilitate the processing of the certificates upon closing of the offering. We intend such transfer agent will be Pacific Stock Trust and Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas Nevada 89119, having a telephone number of (702) 361-3033.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Five shareholders currently hold our common stock. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. A market maker has agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Mr. Blum, president of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Blum. The intended methods of communication include, without limitation, telephone calls and personal contact. In his endeavors to sell this offering, Mr. Blum will not use any mass advertising methods such as the internet or print media.

Funds received by the sales agent in connection with sales of our securities will be transmitted immediately into an escrow account. There can be no assurance that all, or any, of the shares will be sold.

Mr. Blum will not receive commissions for any sales originated on our behalf. We believe that Mr. Blum is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. Blum:

1.           Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;

a.      Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b.      Is not an associated person of a broker or dealer; and

c.      Meets the conditions of the following:

i.           Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii.           Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

iii.           Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a rule 415 registration

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The proceeds from the sale of the shares in this offering will be payable to Hateley & Hampton – Escrow Account (“Escrow Account”) and will be deposited in a noninterest-bearing bank account until the offering is completed. Failure to do so will result in checks being returned to the investor who submitted the check. No interest will be paid to any shareholder or us. All subscription agreements and checks are irrevocable. All subscription funds will be held in the Escrow Account pending closing, and no funds shall be released to us until the offering is completed. Thereafter, the escrow agreement shall terminate.

Investors can purchase common stock in this offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. We expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets, which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because analysts do usually not follow OTCBB stocks, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Section 15(g) of the Exchange Act will cover our shares and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it difficult to dispose of our securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a “shell” at the time of application.

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, we intend to consider becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about us will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, our shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on us: Michigan, New Hampshire, Texas and Vermont. We intend, at our own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filings its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

Donald P. Hateley, dba Hateley & Hampton, our legal counsel, received 500,000 shares on August 30, 2010, for services rendered in our formation. Hateley & Hampton, 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401, has passed upon the validity of the shares been offered and certain other legal matters and is representing us in connection with this offering.

EXPERTS

Our audited financial statements as of November 30, 2010 and for the period from February 9, 2010 (inception) to November 30, 2010, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Stan J.H. Lee, CPA, P.O. Box 436402, San Ysidro, CA 92143-6402 given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC’s web site at “http:/www.sec.gov.”

You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Celpad, Inc.
201 Santa Monica Blvd., Suite 300
Santa Monica, CA 90401-2224
Tel: (310) 752-7773

CELPAD, INC.
(A DEVELOPMENT STAGE COMPANY)

November 30, 2010

Stan J.H. Lee, CPA
2160 North Central Rd. Suite 203 ● Fort Lee ● NJ 07024
P.O. Box 436402 ● San Diego ● CA 92143-9402
619-623-7799 ● Fax 619-564-3408 ● E-mail: stan2u@gmail.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management and Stockholders
of Celpad Inc.

We have audited the accompanying balance sheet of Celpad Inc. (the “Company”) (a development stage company) as of November 30, 2010, and the related statements of operations, stockholders’ deficit and cash flows for the period from February 9, 2010 (inception) to November 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Celpad Inc. as of November 30, 2010, and the results of its operations and its cash flows for the period from February 9, 2010 (inception) to November 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company would continue as a going concern. As discussed in the note to the financial statements, the Company has not generated profits to date and lacks the liquidity, which raises substantial doubt as to its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stan Lee

Stan J.H. Lee, CPA
December 13 2010
Fort Lee, NJ 07024

CELPAD, INC.
(A Development Stage Company)
Balance Sheet
November 30, 2010

ASSETS
Current Assets:
Cash	$100
Inventory	48,000
Prepaid expenses	6,800
Total current assets	$54,800

TOTAL ASSETS	$54,800

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$25,708
Shareholder advances	100
Total current liabilities	$25,808
TOTAL LIABILITIES	25,808
Stockholders’ Equity:

Common stock, $0.001 par value; 50,000,000 shares authorized; 5,000,000 shares issued and outstanding	$5,000
Paid-in capital	42,900
Deficit accumulated during development stage	(18,808)
Total stockholders’ equity	$29,092
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$54,900

See accompany notes to are an integral part of these financial statements.

CELPAD, INC.
(A Development Stage Company)
Statement of Operations
For the period from February 9, 2010 (inception) to November 30, 2010

Revenue	-

Expenses:
Advertising and promotion	$15,100
Computer and internet expenses	3,000
Professional fees	108
Stock based compensation	600
Total organizational expenses	$18,808

Loss before provision for income taxes	(18,808)

Provision for income tax	-

Net loss	$(18,808)
Basic and diluted loss per common share	$(0.006)
Weighted average number of common shares outstanding used to calculate basis and diluted loss per share	3,240,000

See accompany notes to are an integral part of these financial statements.

CELPAD, INC.
(A Development Stage Company)
Statement of Cash Flow
For the Period from February 9, 2010 (inception) through November 30, 2010

Cumulative results of Operations from inception February 9, 2010 to November 30, 2010

Operating activities
Net loss	$(18,808)
Adjustments to reconcile net loss to cash provided by (used for) operating activities:
Stock based compensation	600
Changes in assets and liabilities:
Inventories	(48,000)
Prepaid expenses	(6,800)
Accounts payable	25,708
Shareholder advances	100

Net cash provided (used) by operating activities	(47,200)

Financing activities
Capital stock	5,000
Stock based compensation	(600)
Paid-in capital	42,900

Net cash used for financing activities	47,300

Net increase (decrease) in cash and cash equivalents	100

Cash and cash equivalents, beginning of year	-

Cash and cash equivalents, end of year	$100

Supplemental disclosure of cash flow information
Cash paid during the year for Interest	$-

Income taxes	-

See accompany notes to are an integral part of these financial statements.

CELPAD, INC.
(A Development Stage Company)
Statement of Stockholders’ Equity

			Additional	Retained
	Common Stock		Paid-In	Earnings	Shareholders’
	Shares	Amount	Capital	(Accumulated Deficit)	Equity

Balance at inception (February 9, 2010)	-	$-	$-	$-	$-

Founders shares, issued for services rendered on August 30, 2010 at $0.001 per share	600,000	600	-	-	600

Common stock issued on September 3, 2010 at $0.01244368 per share	893,023	893	8,707	-	9,600

Common stock issued on September 15, 2010 at $0.01244368 per share	3,506,977	3,507	34,193	-	37,700

Net loss	-	-	-	(18,808)	(18,808)

Balances, November 30, 2010	5,000,000	$5,000	$42,900	$(18,808)	$29,092

See accompany notes to are an integral part of these financial statements.

CELPAD INC.
Notes to Financial Statements
November 30, 2010

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated under the laws of the state of Delaware on February 9, 2010, under the name Idol Capital, Inc. On August 30, 2010, the Company amended its Certificate of Incorporation and changed its name to Celpad, Inc. The Company has limited operations and is considered a development stage company and has not yet realized any revenues from its planned operations.

Subsequent to its incorporation, the Company has been in the process of establishing itself as a company that will sell battery charging pads and related accessories through third party independent wholesale distributors as well as through kiosks and the Internet. The Company has named its products Celpad.

The Company is a development stage company as defined by ASC 915-10-05, “Development Stage Entity”. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated, since inception, have been considered as part of the Company’s development stage activities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Stock Based Compensation

The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company has adopted the provisions of ASC 260.

Earnings (Loss) per Share

The Company’s basic earnings (loss) per share are calculated by dividing its net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. The Company’s dilutive earnings (loss) per share is calculated by dividing its net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Inventories

Inventories are stated at the lower of cost or market. The Company uses the first-in, first-out method for inventory. All inventory is finished goods.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

No provision was made for Federal income tax.

Advertising

Advertising will be expensed in the period in which it is incurred. The Company expensed its advertising in the reported period presented.

Research and Development

Research and development costs are expensed as incurred.

Prepaid Expenses

Prepaid expenses are capitalized when incurred and expensed when realized.

Recent Accounting Pronouncements

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 Subsequent Events. ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued. ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

NOTE 3–INCOME TAXES

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. As of November 30, 2010, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $18,808 and will expire 20 years from the date the loss was incurred.

NOTE 4–NET OPERATING LOSSES

As of November 30, 2010, the Company has a net operating loss carry-forward of approximately $18,808, which will expire 20 years from the date the loss was incurred.

NOTE 5–STOCKHOLDERS’ EQUITY

Authorized

The Company is authorized to issue 50,000,000 common shares of $0.001 par value common stock and no preferred shares. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company.

Issued and Outstanding

On August 30, 2010, the Company issued 100,000 common shares to its office and director and 500,000 common shares to its legal counsel valued at $0.001 per share or $100 and $500, respectively, for services rendered in its formation.

On September 3, 2010, the Company issued 893,023 common shares valued at $0.01075 per share or $9,600 to a corporation for payments made on behalf of the Company to a third party vendor in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act.

On September 15, 2010, the Company issued 2,790,698 common shares valued at $0.01075 per share or $30,000 to a corporation for payments made on behalf of the Company to a third party vendor in a transaction that is exempt from the registration requirements of the Act in reliance on Section 4(2) of the Act.

On September 15, 2010, the Company issued 716,279 common shares valued at $0.01075 per share or $7,700 to a corporation for services rendered by the corporation related to the Company’s website and product design in a transaction that is exempt from the registration requirements of the Act in reliance on Section 4(2) of the Act.

As of February 7, 2011, there are 5,000,000 shares of common stock outstanding.

NOTE 6–RELATED PARTY TRANSACTIONS

The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, he may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

In 2010, one of the Company’s shareholders advanced $100. The advance is non-interest bearing, unsecured and due on demand. The Company previously recorded $100 as an advance from a shareholder for funds provided to it while it was seeking capital.

NOTE 7–GOING CONCERN

The accompanying financials statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the period from inception (February 9, 2010) to November 30, 2010 of $18,808. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management is planning to raise additional funds through debt or equity offerings. There is no guarantee that the Company will be successful in these efforts.

NOTE 8 – ADVERTISING COSTS

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred $15,100 in advertising and promotion expense as of November 30, 2010.

NOTE 9 – CONCENTRATION OF RISKS

The Company’s operations are subject to significant risk and uncertainties including financial, operational, technological, and regulatory risks including the potential risk of business failure. See Note 7 regarding going concern matters.

NOTE 10 – PROPERTY

The Company does not own or rent any property. It currently maintains its corporate office at 201 Santa Monica Blvd., Suite 300, Santa Monica, California 90401-2224. This location is an executive office that it uses with its shareholder and legal counsel, which provides it with a mailing address for communications. The shareholder provides this service for no charge. Its executive officer, Gary L. Blum, works from this location and also maintains an office in Los Angeles, CA.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events occurring after November 30, 2010 through February 7, 2011. During this period, the Company did not have any material recognizable subsequent events that required disclosure in these financial statements.

The Company has commenced a capital formation activity by preparing a registration statement on Form S-1 to file with the SEC to register and sell, in a self-directed offering, 1,000,000 shares at an offering price of $0.02 per share for proceeds of up to $20,000.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We are bearing all expenses in connection with this registration statement independently of whether or not all shares are sold. Estimated expenses payable by us in connection with the registration statement and distribution of our common stock registered hereby are as follows:

Legal and Accounting*	$6,000.00
SEC Filing Fee	1.43
FINRA filing fee	100.00
Blue sky fees and expenses*	500.00
Miscellaneous*	198.57
TOTAL	$6,800.00

* Indicates expenses that we have estimated for filing purposes.

ITEM 14 INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have a provision in our Certificate of Incorporation at Article IX thereof providing for indemnification of our officers and directors as follows.

Our Certificate of Incorporation at Article IX provide for indemnification as follows: “Each director, stockholder and officer, in consideration for his services, shall, in the absence of fraud, be indemnified, whether then in office or not, for the reasonable cost and expenses incurred by him in connection with the defense of, or for advice concerning any claim asserted or proceeding brought against him by reason of his being or having been a director, stockholder or officer of the corporation or of any subsidiary of the corporation, whether or not wholly owned, to the maximum extent permitted by law. The foregoing right of indemnification shall be inclusive of any other rights to which any director, stockholder or officer may be entitled as a matter of law.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15 RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding our issuance and sales of securities without registration since inception on February 9, 2010. For all of these issuances and sales, we did not use an underwriter, we did not advertise or publicly solicit the shareholders, we did not pay any commissions and the securities bear a restrictive legend.

We are authorized to issue up to 50,000,000 shares of common stock, $0.001 par value. Of the 5,000,000 common shares outstanding, 100,000 common shares were issued to Gary L. Blum, our president and sole director, at par value, or $0.001 per share, in exchange for services rendered in our formation valued at $100 and 500,000 common were issued to Donald P. Hateley, our legal counsel, at par value, or $0.001 per share, for services rendered in our formation valued at $500. These shares were issued on August 30, 2010. Following our formation, we issued 4,400,000 shares of common stock to vendors for the conversion of our outstanding payables owed to them as follows:

On September 3, 2010, we issued 893,023 shares of our common stock to John Doe Investments, Inc. at $0.0108 per share, in exchange for $9,600 of obligations it paid on our behalf.

On September 15, 2010, we issued 2,790,698 shares of our common stock to One Venture Capital, Inc. at $0.0108 per share, in exchange for $30,000 of obligations it paid on our behalf.

On September 15, 2010, we issued 716,279 shares of our common stock to Yellow Dot Marketing, Inc. at $0.0108 per share, in exchange for $7,700 of obligations it paid on our behalf.

We issued these shares in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended (the “Act”).

Specifically, as relates to John Doe Investments, Inc., One Venture Capital, Inc. and Yellow Dot Marketing, Inc., Section 4(2) of the Securities Act is relied upon because the sole officer and director and stockholder of each of these entities has indicated that they are an accredited investor and understand that these securities will have stop transfer instructions and bear a restrictive legend. Notwithstanding being accredited, all security holders were provided with a final pre-filing copy of the our registration statement and acknowledged having read and reviewed same and having no further questions with respect to their respective investments.

(b) Use of Proceeds

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and the purchase of our initial inventory.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this registration statement and thereafter on each of our subsequent periodic reports through the later of 1) the disclosure of the application of the offering proceeds, or 2) disclosure of the termination of this offering.

ITEM 16 EXHIBITS

The following exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.

Exhibit Number	Name/Identification of Exhibit

3.1*	Certificate of Incorporation

3.1.1*	Certificate of Amendment of Certificate of Incorporation

3.2*	Bylaws

5.1*	Opinion of Hateley & Hampton

14.1*	Code of Ethics

23.1*	Consent of Stan J.H. Lee, CPA

23.2*	Consent of Hateley & Hampton (included in Exhibit 5.1)

99.1*	Copy of Subscription Agreement

99.2*	Copy of Escrow Agreement

*	Filed with initial filing.

(b) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1

Certificate of Incorporation of Idol Capital, Inc., dated February 9, 2010.

EXHIBIT 3.1.1

Certificate of Amendment of Certificate of Incorporation of Celpad, Inc., dated August 30, 2010

EXHIBIT 3.2

Bylaws of Celpad, Inc., approved and adopted on August 30, 2010.

EXHIBIT 5.1

Opinion of Hateley & Hampton, 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401, dated February 4, 2011, regarding the legality of the securities being registered.

EXHIBIT 14.1

Code of Ethics of Celpad, Inc., approved and adopted on August 30, 2010.

EXHIBIT 23.1

Consent of Stan J.H. Lee, CPA dated December 13, 2010, regarding the use in this registration statement of their report of the auditors and financial statements of Celpad, Inc. for the period ending November 30, 2010.

EXHIBIT 23.2

Consent of Hateley & Hampton, 201 Santa Monica Boulevard, Suite 300, Santa Monica, CA 90401, dated February 4, 2011, regarding the use in this registration statement of its opinion regarding the legality of the securities being registered. (See Exhibit 5.1)

EXHIBIT 99

99.1           Subscription Agreement
99.2           Escrow Agreement

ITEM 17 UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.           That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5.           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)           Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Monica, State of California, on February 15, 2011.

CELPAD, INC.

/s/ Gary L. Blum _________________________________ Gary L. Blum Chairman, President, Chief Executive Officer, Principal Executive Officer and Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gary L. Blum
_________________________________
Gary L. Blum
Chairman, President,
Chief Executive Officer, Principal Executive Officer and
Principal Financial and Accounting Officer

February 15, 2011